EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32103) of Fisher Communications, Inc. (formerly Fisher Companies Inc.) of our report dated February 21, 2003, except for the restatements described in Note 2 as to which the date is August 26, 2003, appearing in this Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in this Form 10-K/A.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Seattle, Washington

September 12, 2003